                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

[X] Filed by the Registrant

[_] Filed by a Party other than the Registrant

    Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               ECB Bancorp, Inc.
               (Name of Registrant as Specified in Its Charter)

                                Not Applicable
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee paid previously with preliminary materials.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

[LOGO]
ECB BANCORP, INC.
       ECB

                              Post Office Box 337
                        Engelhard, North Carolina 27824

                ----------------------------------------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                ----------------------------------------------

   The Annual Meeting of Shareholders of ECB Bancorp, Inc. will be held at 11:00 a.m. on Wednesday, April 17, 2002, at the Washington Civic Center located at 110 North Gladden Street, Washington, North Carolina.

   The purposes of the meeting are:

    1. Election of Directors. To elect three directors for terms of three years or until their respective successors are duly elected and qualified;

    2. Ratification of Appointment of Independent Accountants. To consider a proposal to ratify the appointment of KPMG LLP as our independent accountants for 2002; and

    3. Other Business. To transact any other business properly presented for action at the Annual Meeting.

   You are invited to attend the Annual Meeting in person. However, even if you plan to attend, we ask that you complete, sign and date the enclosed appointment of proxy and return it to us as soon as you can in the enclosed envelope. Doing that will help us ensure that your shares are represented and that a quorum is present at the Annual Meeting. Even if you sign an appointment of proxy, you may still revoke it later or attend the Annual Meeting and vote in person.

                                          By Order of the Board of Directors

                                          /s/ ARTHUR H. KEENEY III
                                          Arthur H. Keeney III
                                          President and Chief Executive Officer

March 18, 2002

[LOGO]
ECB BANCORP, INC.
       ECB

                              Post Office Box 337
                        Engelhard, North Carolina 27824

                           -------------------------

                                PROXY STATEMENT

                           -------------------------

                        ANNUAL MEETING OF SHAREHOLDERS

General

   This Proxy Statement is being furnished to our shareholders in connection with our solicitation of appointments of proxy in the enclosed form for use at the Annual Meeting of our shareholders (the "Annual Meeting") and at any adjournments of the meeting. The Annual Meeting will be held at the Washington Civic Center located at 110 North Gladden Street, Washington, North Carolina, at 11:00 a.m. on Wednesday, April 17, 2002. This Proxy Statement is being mailed to our shareholders on or about March 18, 2002.

   In this Proxy Statement, the term "you" or similar terms refer to the shareholder receiving it. The terms "we," "us," "our" and similar terms refer to ECB Bancorp, Inc. Our banking subsidiary, The East Carolina Bank, is referred to as the "Bank."

Appointment and Voting of Proxies

   A form of "appointment of proxy" is included with this Proxy Statement which names Arthur H. Keeney III, J. Dorson White, Jr., and Gary M. Adams (the "Proxies") to act as proxies and vote your shares at the Annual Meeting. We ask that you sign and date an appointment of proxy and return it to us in the enclosed envelope.

   If you correctly execute an appointment of proxy and return it to us before the Annual Meeting, then shares of our common stock you hold of record will be voted by the Proxies according to your instructions in the appointment of proxy. If you sign and return an appointment of proxy but do not give any voting instructions, then your shares will be voted by the Proxies "FOR" the election of each of the three nominees for director named in Proposal 1 below and "FOR" Proposal 2. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unable or unwilling to serve as a director for any reason, the Proxies will have the discretion to vote for a substitute nominee named by our Board of Directors. We are not aware of any other business that will be brought before the Annual Meeting but, if any other matter is properly presented for action by shareholders, the Proxies will be authorized to vote your shares according to their best judgment.

   We will pay all costs of soliciting appointments of proxy for the Annual Meeting, including the costs of preparing and mailing this Proxy Statement. In addition to solicitation by mail, our directors, officers and employees may solicit appointments of proxy, personally or by telephone, without additional compensation.

Revocation of Appointment of Proxy

   If you execute an appointment of proxy, you can revoke it at any time before the voting takes place at the Annual Meeting by filing with our Secretary either a written instrument revoking it or an executed appointment of proxy dated as of a later date, or by attending the Annual Meeting and announcing your intention to vote in person.

Record Date

   Our Board of Directors has set the close of business on March 7, 2002, as the record date (the "Record Date") for determining which shareholders are entitled to receive notice of and to vote at the Annual Meeting. You must have been a record holder of our common stock on the Record Date in order to be eligible to vote at the Annual Meeting.

Voting Securities

   Our voting securities are the 2,065,891 shares of our common stock, par value $3.50 per share (the "Common Stock"), which were outstanding on the Record Date. At the Annual Meeting, you may cast one vote for each share you held of record on the Record Date on each director to be elected and on each other matter voted on by shareholders.

Voting Procedures; Votes Required for Approval

   In the election of directors, the three nominees receiving the highest numbers of votes will be elected. For Proposal 2 to be approved, the number of votes cast in person and by proxy at the Annual Meeting in favor of the proposal must exceed the number of votes cast against it. Abstentions and broker non-votes will have no effect in the voting for directors or on Proposal
2. You may not vote cumulatively in the election of directors.

Beneficial Ownership of Securities

   Principal Shareholder. The following table describes the beneficial ownership of our Common Stock as of the Record Date by the only person known to us to beneficially own more than 5% of our Common Stock.

                                           Amount and nature of   Percent of
    Name and address of beneficial owner beneficial ownership (1)   class
    ------------------------------------ ------------------------ ----------
             Anna Mae H. Gibbs
               Engelhard, NC............         479,958            23.23%

--------
(1) The listed shares include 405,861 shares held by Mrs. Gibbs with sole voting and investment power as executrix of the Estate of C. Gilbert Gibbs, and 828 shares with respect to which she has shared voting and investment power.

   Management. The following table describes the beneficial ownership of our Common Stock as of the Record Date by our current directors, nominees for election as directors, and certain of our executive officers, individually, and by our current directors and executive officers as a group.

                                          Amount and nature of     Percent
   Name of beneficial owner             beneficial ownership (1) of class (2)
   ------------------------             ------------------------ ------------
   George T. Davis, Jr.................          22,044              1.07%
   Gregory C. Gibbs....................           5,878               .28%
   John F. Hughes, Jr..................           2,200               .11%
   Arthur H. Keeney III................          11,863               .57%
   J. Bryant Kittrell III..............           5,900               .29%
   Joseph T. Lamb, Jr..................          24,925              1.21%
   B. Martelle Marshall................           3,267               .16%
   Robert L. Mitchell..................           3,116               .15%
   R. S. Spencer, Jr...................          57,821              2.80%
   Ray M. Spencer......................           7,923               .38%
   J. Dorson White, Jr.................           5,405               .26%
   All current directors and executive
     officers as a group (13 persons)..         156,290              7.54%

--------
(1) Except as otherwise noted, and to the best of our knowledge, the individuals named and included in the group exercise sole voting and investment power with respect to all listed shares. The listed shares include the following numbers of shares with respect to which individuals named and included in the group have shared voting and investment power: George T. Davis, Jr.--6,993 shares; Gregory C. Gibbs--1,078 shares; J. Bryant Kittrell III--900 shares; Joseph T. Lamb, Jr.--11,742 shares; B. Martelle Marshall--591 shares; Robert L. Mitchell--1,781 shares;
   R. S. Spencer, Jr.--18,922 shares; and all current directors and executive officers as a group--42,007 shares. Certain individuals named and included in the group exercise sole voting power only with respect to the following numbers of shares representing unvested restricted stock awards pursuant to our Omnibus Stock Ownership and Long Term Incentive Plan: Arthur H. Keeney III--4,515 shares; J. Dorson White, Jr.--2,163 shares; and all current directors and executive officers as a group--9,342 shares. The listed shares also include the following numbers of shares that could be acquired by individuals named and included in the group pursuant to currently exercisable stock options and with respect to which shares they may be deemed to have sole investment power only: Arthur H. Keeney III--2,948 shares; J. Dorson White, Jr.--1,362 shares; and all persons included in the group--5,896 shares.
(2) Percentages are calculated based on 2,065,891 total outstanding shares plus, in the case of each named individual and the group, the number of additional shares (if any) that could be purchased by that individual or by persons included in the group pursuant to currently exercisable stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

   Our directors and executive officers are required by federal law to file reports with the Securities and Exchange Commission regarding the amount of and changes in their beneficial ownership of our Common Stock. Based on our review of copies of those reports, our proxy statement each year is required to disclose failures to report shares beneficially owned or changes in beneficial ownership, or to timely file required reports, during the previous year. During 2001, J. Bryant Kittrell III, a director, and J. Dorson White, Jr., an executive officer, each had one transaction in our Common Stock for which their required reports inadvertently were filed late.

                      PROPOSAL 1:  ELECTION OF DIRECTORS

   Our Bylaws provide that our Board of Directors will consist of not less than nine nor more than 15 members and authorize the Board to set and change the actual number of our directors from time to time within those limits. Our Board is divided into three classes and directors are elected to staggered three-year terms. Each year, the terms of the directors in one class expire and directors in that class are elected for new three-year terms.

   Nominees. The number of members of our Board of Directors currently is set at ten. The terms of the following three current directors expire at the Annual Meeting and each of them has been nominated by our Board for reelection to a new three-year term.

                       Positions with the    First          Principal occupation
     Name and age         Bank and us     elected (1)      and business experience
---------------------- ------------------ ----------- ---------------------------------
J. Bryant Kittrell III      Director         1990     President, Kittrell & Associates, Inc. (real estate
       (50)                                           development and sales), Greenville, NC
B. Martelle Marshall        Director         1993     President and co-owner, Martelle's Restaurant,
       (51)                                           Engelhard, NC
R. S. Spencer, Jr.          Chairman         1963     President, R. S. Spencer, Inc. (retail merchant),
       (61)                                           Engelhard, NC

--------
(1) Each person first became a director during 1998 in connection with our organization as the Bank's holding company and previously had served as a director of the Bank. "First elected" refers to the year in which each individual first became a director of the Bank.

   Our Board of Directors recommends that you vote "FOR" each of the three nominees named above. The three nominees receiving the highest numbers of votes will be elected.

   Incumbent Directors. The following table contains information about our seven current directors whose terms extend beyond the date of the Annual Meeting.

                                        First elected/
                     Positions with the  current term   Principal occupation
    Name and age        Bank and us      expires (1)   and business experience
-------------------- ------------------ -------------- -----------------------
George T. Davis, Jr.   Vice Chairman     1979 / 2003    Attorney; sole proprietor, Davis & Davis (law
      (47)                                              firm), Swan Quarter, NC
Gregory C. Gibbs         Director        1994 / 2003    Manager, Gibbs Store (retail hardware) (1979-
      (41)                                              1995 and since 2001); Financial Planner, Piedmont
                                                        Carolinas Group, LLC, Durham, NC (1999-2001);
                                                        previously, student, NC State University, Raleigh,
                                                        NC (1996-1999)
John F. Hughes, Jr.      Director        1996 / 2003    Executive Director, Albemarle Pamlico Economic
      (56)                                              Development Corp. (since 2001); retired regional
                                                        manager and manager of governmental affairs,
                                                        North Carolina Power, Inc. (utility company),
                                                        Manteo, NC
Arthur H. Keeney III President, Chief    1995 / 2004    The Bank's and our chief executive officer
      (58)           Executive Officer
                       and Director
Joseph T. Lamb, Jr.      Director        1981 / 2004    President, Joe Lamb, Jr. & Associates, Inc. (real
      (68)                                              estate sales and rentals), Nags Head, NC
Robert L. Mitchell       Director        1981 / 2003    Retired Magistrate; Owner of Mitchell's Barber
      (85)                                              Shop, Columbia, NC
Ray M. Spencer           Director        1974 / 2004    Retired farmer, Swan Quarter, NC
      (79)

--------
(1) Each person first became a director during 1998 in connection with our organization as the Bank's holding company and previously had served as a director of the Bank. "First elected" refers to the year in which each individual first became a director of the Bank.

Director Compensation

   Director Fees. Each of our directors serves and is compensated as a director of the Bank. The Bank's and our Boards meet jointly, and directors do not receive any additional compensation for their services as our directors. During 2001, each director received a fee of $600 for each Board meeting attended, and members of committees of the Boards of Directors received a fee of $550 for attendance at each meeting of the Executive Committee and $350 for attendance at each meeting of other committees. In addition, we pay an annual retainer of $8,200 to the Chairman and $4,000 to each other director. For 2002, the meeting fees have been increased to $650, $600, and $400, respectively. Directors are reimbursed for travel expenses incurred in attending Board and committee meetings. As an officer and employee, Mr. Keeney does not receive any fees for his service as a director.

   Director Retirement and Death Benefits. The Bank has entered into separate agreements with its directors under which they will receive specified retirement benefits from the Bank following their retirement from service as directors at ages specified in the agreement. Under the agreements, annual benefits which generally increase each year are payable to the directors for specified initial benefit periods following their retirement. Benefits payable to directors for each year after their initial periods and until their deaths will be increased or decreased based on a formula that includes a comparison of, in the case of eight of the directors, (i) the Bank's return on life insurance policies purchased by the Bank to cover its costs associated with their benefits, to (ii) the Bank's opportunity costs associated with premiums paid by the Bank on those policies and any benefits paid to the directors under the agreements. In the case of two directors for whom insurance policies were not purchased, the formula makes that comparison based on assumed returns and premiums on similar policies. Reduced annual benefits are payable in the event a director's service terminates prior to his specified retirement age. However, if a director's service is terminated as a result of disability, or for any reason following a change in control of the Bank, the director will retain the right to full benefits under the agreement. All benefits are forfeited if a director's service is terminated for "cause" as defined in the agreement. Upon the death of a director in connection with whose agreement the Bank has purchased life insurance policies, the director's beneficiary or estate will receive a portion (from 0% to 80%) of the difference between the death benefits on and the cash values of those policies based on whether the director remains a director or is retired at the time of death and, if no longer serving as a director for reasons other than retirement or disability, the director's length of service as a director. All remaining policy proceeds, including the full cash value of the policies, will be paid to the Bank.

Meetings and Committees of the Board of Directors

   The Bank's and our Boards of Directors meet jointly. During 2001, the Boards met twelve times, and each director attended 75% or more of the aggregate number of meetings of the Boards and of the committees on which he served.

   The Boards of Directors have several joint committees, including an Executive Committee, a Compensation/Incentive Committee, and an Audit Committee.

   The Executive Committee may act, between meetings of the Boards of Directors, with all the authority of the full Boards, and also acts as a Nominating Committee for us by making recommendations to our Board of Directors regarding nominees for election as directors. Our Board makes all final determinations regarding the selection of nominees. The current members of the Committee are Arthur H. Keeney III -- Chairman, George T. Davis, Jr., Gregory
C. Gibbs, J. Bryant Kittrell III, and R. S. Spencer, Jr. The Committee met once during 2001 in its capacity as a Nominating Committee. In making its recommendations to our Board of Directors, the Committee will consider candidates recommended by shareholders. Recommendations should be made in writing and include a statement of the candidate's qualifications to serve as a director.

   The Compensation/Incentive Committee administers our Omnibus Stock Ownership and Long Term Incentive Plan and our Annual Short Term Incentive Program. It also approves the amounts of compensation paid to our Chief Executive Officer. The current members of the Committee are George T. Davis, Jr. -- Chairman, Gregory C. Gibbs, J. Bryant Kittrell III, and R. S. Spencer, Jr. The Committee met once during 2001.

   The Audit Committee acts under a written charter approved by our Board of Directors. It reviews the work of the Bank's internal auditor and generally oversees the internal audit program. The Committee and our Board engage independent public accountants to conduct an annual audit of our financial statements, and the Committee reviews reports from our independent accountants and reports of examinations by our regulators. The current members of the Committee are J. Bryant Kittrell III -- Chairman, Gregory C. Gibbs, John F. Hughes, Jr., B. Martelle Marshall, and R. S. Spencer, Jr. Except as described below, each member of the Committee is "independent" as that term is defined by the listing standards of The Nasdaq Stock Market. During 2001, the Committee met six times.

   During 2001, the Bank purchased three parcels of land from R. S. Spencer, Jr., for a total price of $292,500. One parcel is located adjacent to the Bank's Main Branch and is being held for possible use by the Bank in the future for an additional corporate office building. The Bank is holding the other two parcels, which are located across the street from the Bank's main branch, for possible conversion into an operations and employee training center. Both projects are viewed by the Board of Directors as needed expansions of the Bank's facilities, but final decisions on those projects have not yet been made. Prior to execution of the agreement, the transaction was discussed with the Bank's regulators, and the transaction and purchase price were approved by our Board of Directors after having received two independent appraisals of the property prepared by disinterested third party appraisers. As a result of the transaction, Mr. Spencer may not qualify as an "independent" director for the current year under the definition of that term contained in guidelines of The Nasdaq Stock Market. However, Mr. Spencer's continued service on the Audit Committee is permitted by Nasdaq's rules, and the Board of Directors believes that his sale of property to the Bank does not affect his ability to exercise independent judgment as a director or Committee member.

Audit Committee Report

   Our management is responsible for our financial reporting process, including our system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent accountants are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes.

   The Audit Committee has (i) reviewed our audited consolidated financial statements for 2001 and discussed them with management, (ii) discussed with our independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (iii) received written disclosures and a letter from our independent accountants required by Independence Standards Board Standard No. 1, and (iv) discussed the independence of our accountants with the accountants. Based on the above reviews and discussions, the Committee recommended to our Board of Directors that it approve inclusion of our audited financial statements in our 2001 Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission.

                             The Audit Committee:

 J. Bryant Kittrell III       Gregory C. Gibbs         John F. Hughes, Jr.      B. Martelle Marshall       R. S. Spencer, Jr.

Executive Officers

   The Bank's and our current executive officers are listed below.

   Arthur H. Keeney III, age 58, serves as our and the Bank's President and Chief Executive Officer and has been employed by the Bank since 1995.

   J. Dorson White, Jr., age 51, serves as the Bank's Executive Vice President and Chief Operating Officer. He has been employed by the Bank since 1989.

   Gary M. Adams, age 48, serves as our and the Bank's Senior Vice President and Chief Financial Officer. He has been employed by the Bank since 1981.

   William F. Plyler II, age 58, serves as the Bank's Senior Vice President and Chief Credit Officer, and has been employed by the Bank since 1995.

Executive Compensation

   Cash Compensation.   The following table shows the cash and certain other
compensation paid to or received or deferred by certain of our and the Bank's executive officers for the years indicated. Our executive officers are compensated by the Bank for their services as officers of the Bank, and they receive no separate salaries or other cash compensation for their services as our officers.

                                         SUMMARY COMPENSATION TABLE

                                         Annual compensation         Long term compensation
                                 ----------------------------------- ----------------------
                                                                     Restricted Securities
                                                      Other annual     stock    underlying     All other
Name and principal position Year Salary (1)  Bonus  compensation (2) awards (3) options (4) compensation (5)
--------------------------- ---- ---------- ------- ---------------- ---------- ----------- ----------------
Arthur H. Keeney III (6)    2001  $155,000  $35,927       $-0-        $37,688        -0-        $14,594
  President and Chief       2000   140,000   26,219        -0-            -0-      4,200         15,544
  Executive Officer         1999   130,000   21,450        -0-         16,822        -0-         16,673

J. Dorson White, Jr. (7)    2001    96,500   16,214        -0-         16,413        -0-          6,390
  Executive Vice President  2000    86,251   13,010        -0-            -0-      1,960          5,873
  and Chief Operating       1999    81,291   10,864        -0-          9,532        -0-          5,913
  Officer

--------
(1) Includes amounts of salary deferred at each officer's election under the Bank's Section 401(k) plan.
(2) In addition to compensation paid in cash, our and the Bank's executive officers receive certain personal benefits. The value of non-cash benefits received each year by each officer did not exceed 10% of his cash compensation.

(3) Reflects the values at the date of grant of 3,015 and 1,500 shares in the case of Mr. Keeney, and 1,313 and 850 shares in the case of Mr. White, respectively, of Common Stock awarded during 2001 and 1999 pursuant to our Omnibus Stock Ownership and Long Term Incentive Plan (the "Omnibus Plan"). The values of those shares as of December 31, 2001, were $40,703 and $20,250, in the case of Mr. Keeney's awards, and $17,726, and $11,475, in the case of Mr. White's awards, respectively. The awards granted in 1999 become vested with respect to 25% of the shares at the end of three years and with respect to an additional 35% and 40% of the shares at the end of the fourth and fifth year, respectively. The awards granted in 2001 become vested with respect to 30% of the shares at the end of both the third and fourth years, and 40% of the shares at the end of the fifth year. Cash dividends are paid on the shares during the vesting period at the same rate at which they are paid on other outstanding shares of our Common Stock.
(4) Reflects numbers of shares which are subject to stock options granted under the Omnibus Plan.
(5) The 2001 amount for Mr. Keeney consists of $8,873 in premiums paid by the Bank on an insurance policy used to fund a supplemental retirement plan established for him by the Bank and $5,721 in contributions made by the Bank to the Section 401(k) plan for his account. The 2001 amount for Mr. White consists of contributions made by the Bank to the Section 401(k) plan for his account.
(6) Mr. Keeney serves as President and Chief Executive Officer of the Bank pursuant to an employment agreement which provided for an initial term of three years. At the end of each year, the term is automatically extended for one additional year, absent notice of non-renewal from the Bank. The agreement may be terminated by the Bank for conduct constituting "cause," as defined in the agreement. Under the agreement, Mr. Keeney is entitled to discretionary bonuses as may be determined by the Board of Directors from time to time, and he has agreed not to compete with the Bank in the areas in which it does business following the termination of his employment. If, following a "change in control" of the Bank, Mr. Keeney's employment is terminated without cause or his duties are substantially reduced relative to his previous position, he will be entitled to receive an amount equal to
    2.99 times the average of his salary, cash bonus, and incentive payments during the preceding three years.
(7) Mr. White is party to an agreement with the Bank under which he would be entitled to receive an amount equal to 1.50 times the average of his salary, cash bonus, and incentive payments during the preceding three years, together with certain other benefits, in the event that, within 90 days following a "change in control" of us or the Bank, Mr. White's employment is terminated without cause or his salary or responsibilities are reduced. The agreement may be terminated by Mr. White or the Bank at any time upon 30 days prior written notice, or by the Bank at any time, without notice, for conduct constituting "cause," as defined in the agreement.

   Supplemental Retirement and Death Benefits.   As a supplement to retirement
benefits under the Bank's Section 401(k) plan, the Bank has entered into separate agreements with certain of its senior officers under which they will receive specified benefits from the Bank following their retirement at age 65. Under the agreements, annual benefits which generally increase each year are payable to the officers for specified initial benefit periods following their retirement. Benefits payable to an officer for each year after his initial period and until the officer's death will be increased or decreased based on a formula that includes a comparison of (i) the Bank's return on life insurance policies purchased by it to cover its costs associated with the officer's benefits, to (ii) the Bank's opportunity costs associated with premiums paid by the Bank on those policies and any benefits paid to the officer under the agreement. Reduced annual benefits are payable in the event an officer retires after age 591/2 but before age 65 or in the event of certain other terminations of employment prior to age 591/2. However, if an officer's employment is terminated as a result of disability, or for any reason following a change in control of the Bank, the officer will retain the right to full benefits under the agreement. All benefits are forfeited if an officer's employment is terminated for "cause" as defined in the agreement. The beginning and ending annual benefits during the initial period for each of the executive officers named in the Summary Compensation Table above are as follows: Mr. Keeney -- $82,779 and $108,046; Mr. White -- $51,362 and $62,469. Benefits payable to them following their initial benefit periods currently are not calculable. Upon an officer's death, his beneficiary or estate will receive a portion (from 0% to 80%) of the difference between the death benefits on and the cash values of the life insurance policies based on whether the officer remains employed by the Bank or is retired at the time of death and, if no longer employed for reasons other than retirement or disability, the officer's length of service. All remaining policy proceeds, including the full cash value of the policies, will be paid to the Bank.

   Stock Options.   The following table contains information regarding all
options to purchase shares of our Common Stock held under the Omnibus Plan on December 31, 2001, by our officers named in the Summary Compensation Table above.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES


                                              Number of securities                 Value of
                                             underlying unexercised        unexercised in-the-money
                       Shares             options at December 31, 2001 options at December 31, 2001 (2)
-                     acquired    Value
        Name         on exercise realized Exercisable    Unexercisable Exercisable        Unexercisable
-------------------- ----------- -------- -----------    ------------- -----------        -------------
Arthur H. Keeney III     (1)        -          -0-           4,200       $  -0-              $14,700
                                             1,474           2,948        1,474                2,948
J. Dorson White, Jr.     (1)        -          -0-           1,960          -0-                6,860
                                               681           1,362          681                1,362

--------
(1) No options were exercised during 2001.
(2) Reflects the amount by which the fair market value on December 31, 2001, of the underlying shares exceeded the aggregate exercise price of each of the options.

Transactions with Management

   The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with certain of its current directors, nominees for director, executive officers, and their associates. All loans included in those transactions during 2001 were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time those loans were made for comparable transactions with other persons, and those loans did not involve more than the normal risk of collectibility or present other unfavorable features.

   George T. Davis Jr., who is one of our directors, is an attorney. He provided legal services to the Bank during 2001 and is expected to continue to provide those services during 2002.

   During 2001, the Bank purchased three parcels of land from R. S. Spencer, Jr., who is one of our directors. Further information regarding that transaction is contained under the caption "Meetings and Committees of the Board of Directors."

              PROPOSAL 2: RATIFICATION OF INDEPENDENT ACCOUNTANTS

Appointment of Independent Accountants

   Our current independent accounting firm, KPMG LLP, has been reappointed by our Board of Directors to serve as our independent accountants for 2002, and a proposal to ratify that appointment will be submitted for voting by shareholders at the Annual Meeting. Representatives of KPMG LLP are expected to attend the Annual Meeting and be available to respond to appropriate questions, and they will have the opportunity to make a statement if they desire to do so.

   Our Board of Directors recommends that you vote "FOR" Proposal 2. To be approved, the number of votes cast in person and by proxy at the Annual Meeting in favor of the proposal must exceed the number of votes cast against it.

Services and Fees During 2001

   As our independent accountants for 2001, KPMG LLP provided various audit and non-audit services for which we and the Bank were billed for fees as further described below. Our Audit Committee has considered whether KPMG LLP's provision of non-audit services is compatible with maintaining its independence. The Committee believes that those services do not affect KPMG LLP's independence.

   Audit Fees.   KPMG LLP audited our annual financial statements included in our 2001 Annual Report on Form 10-KSB and, during 2001, it reviewed the condensed consolidated financial statements included in our Quarterly Reports on Form 10-QSB. The aggregate amount of fees billed to us for those services was $88,600.

   Financial Information Systems Design and Implementation Fees.   During 2001,
KPMG LLP did not provide any services related to financial information systems design and implementation.

   All Other Fees.   In addition to the services listed above, during 2001,
KPMG LLP provided certain other services for which the aggregate amount of fees billed to us and the Bank was $61,387. Those services consisted primarily of assistance with strategic planning, an audit of the Bank's Section 401(k) plan, tax services, and a network security assessment.

                       PROPOSALS FOR 2003 ANNUAL MEETING

   Any proposal of a shareholder which is intended to be presented for action at our 2003 Annual Meeting must be received by us in writing at our main office in Engelhard, North Carolina, no later than November 18, 2002, to be considered timely received for inclusion in the proxy statement and form of appointment of proxy that we will distribute in connection with that meeting. In order for a proposal to be included in our proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value of shares of our Common Stock entitled to be voted on that proposal at the meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the Securities and Exchange Commission.

   Written notice of a shareholder proposal intended to be presented at our 2003 Annual Meeting, but which is not intended to be included in our proxy statement and form of appointment of proxy, must be received by us at our main office in Engelhard, North Carolina, no later than February 1, 2003, in order for that proposal to be considered timely received for purposes of the Proxies' discretionary authority to vote on other matters presented for action by shareholders at that meeting.

                            ADDITIONAL INFORMATION

   We are subject to the reporting requirements of the Securities Exchange Act of 1934 and we file reports and other information, including proxy statements, annual reports, and quarterly reports, with the Securities and Exchange Commission.

   A copy of our 2001 Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission accompanies this Proxy Statement.

                                ECB BANCORP, INC.
                               Post Office Box 337
                         Engelhard, North Carolina 27824

            APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Arthur H. Keeney III, J. Dorson White, Jr., and Gary M. Adams (the "Proxies"), and any substitute appointed by them, as the undersigned's attorneys and proxies, and authorizes each of them, jointly and severally, to represent and vote as directed below all shares of the common stock of ECB Bancorp, Inc. ("Bancorp") held of record by the undersigned on March 7, 2002, at the Annual Meeting of Bancorp's shareholders (the "Annual Meeting") to be held at the Washington Civic Center, Washington, North Carolina, at 11:00 a.m. on Wednesday, April 17, 2002, and at any adjournments of the Annual Meeting. The undersigned directs that the shares represented by this appointment of proxy be voted as follows:

1. ELECTION OF DIRECTORS: Proposal to elect three directors of Bancorp for three-year terms or until their successors are duly elected and qualified.

      [_] FOR all nominees listed below (except   [_] WITHHOLD AUTHORITY to vote
          as indicated otherwise on the line          for all nominees listed
          below)                                      below

     Nominees:      J. Bryant Kitrell III; B. Martelle Marshall; and R. S.
                    Spencer, Jr.

     Instructions:  To withhold authority to vote for any individual nominee(s), write the nominee's name(s) on the line below.

     ___________________________________________________________________________


2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS: Proposal to ratify the appointment of KPMG LLP as Bancorp's independent accountants for 2002.

       [_]   FOR                  [_]   AGAINST           [_]   ABSTAIN

3. OTHER BUSINESS: On any other matter properly presented for action by shareholders at the Annual Meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.

PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE AND RETURN IT
--------------------------------------------------------------------------------
TO BANCORP IN THE ENVELOPE PROVIDED.
-----------------------------------

     I (we) direct that the shares represented by this appointment of proxy be voted as instructed above. In the absence of any instruction, those shares may be voted "FOR" the election of each nominee named in Proposal 1 and "FOR" Proposal 2. If, at or before the time of the Annual Meeting, any nominee listed in Proposal 1 has become unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. On any other matter that may properly be presented for action at the Annual Meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with the Secretary of Bancorp a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing an intention to vote in person.

Dated: _______________________________, 2002


____________________________________________
Signature

____________________________________________
Joint Signature (if shares are held jointly)

Instruction: Please sign above exactly as your name appears on this appointment
                               -------
of proxy. Joint owners of shares should both sign. Fiduciaries or other persons
                                        ----
signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: To ensure your shares are represented and that a quorum is present at the Annual Meeting, please sign and return your appointment of proxy whether or not you plan to attend the meeting.